EXECUTION COPY

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                                  $850,000,000

              THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

                                      among

                          BUNGE LIMITED FINANCE CORP.,
                                  as Borrower,

              The Several Lenders from Time to Time Parties Hereto,

                                 CITIBANK, N.A.,
                              as Syndication Agent,

                                  BNP PARIBAS,
                             as Documentation Agent,

                                 CREDIT SUISSE,
                             as Documentation Agent,

              COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,
                   "RABOBANK INTERNATIONAL", NEW YORK BRANCH,
                             as Documentation Agent,

                                       and

                            JPMORGAN CHASE BANK, N.A.
                             as Administrative Agent,

                          Dated as of November 15, 2005

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     J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as Lead
                        Arrangers and Joint Bookrunners


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                                TABLE OF CONTENTS
                                -----------------
                                                                            Page

SECTION 1.        DEFINITIONS..................................................1

         1.1     Defined Terms.................................................1
         1.2     Other Definitional Provisions................................16

SECTION 2.        AMOUNT AND TERMS OF COMMITMENTS.............................17

         2.1     Commitments..................................................17
         2.2     Procedure for Loan Borrowing.................................19
         2.3     Commitment Fees, etc.........................................20
         2.4     Termination or Reduction of Commitments......................20
         2.5     Prepayments..................................................20
         2.6     Conversion and Continuation Options..........................21
         2.7     Limitations on Eurocurrency Borrowings.......................22
         2.8     Interest Rates and Payment Dates.............................22
         2.9     Computation of Interest and Fees.............................22
         2.10    Inability to Determine Interest Rate.........................23
         2.11    Pro Rata Treatment and Payments..............................24
         2.12    Requirements of Law..........................................25
         2.13    Taxes26
         2.14    Indemnity....................................................28
         2.15    Change of Lending Office.....................................28
         2.16    Illegality...................................................28
         2.17    Replacement of Lenders.......................................29
         2.18    Judgment Currency............................................29

SECTION 3.        REPRESENTATIONS AND WARRANTIES..............................30

         3.1     No Change....................................................30
         3.2     Existence; Compliance with Law...............................30
         3.3     Power; Authorization; Enforceable Obligations................30
         3.4     No Legal Bar.................................................30
         3.5     Litigation...................................................31
         3.6     No Default...................................................31
         3.7     Ownership of Property; Liens.................................31
         3.8     Taxes31
         3.9     Federal Regulations..........................................31
         3.10    Investment Company Act; Other Regulations....................31
         3.11    No Subsidiaries..............................................31
         3.12    Use of Proceeds..............................................31
         3.13    Solvency.....................................................31
         3.14    Limited Purpose..............................................31

SECTION 4.        CONDITIONS PRECEDENT........................................32


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                                                                            Page

         4.1     Conditions to Effectiveness..................................32
         4.2     Conditions to Each Loan......................................33

SECTION 5.        COVENANTS...................................................34

         5.1     Affirmative Covenants........................................34
         5.2     Negative Covenants...........................................36

SECTION 6.        EVENTS OF DEFAULT...........................................38


SECTION 7.        THE AGENTS..................................................41

         7.1     Appointment..................................................41
         7.2     Delegation of Duties.........................................42
         7.3     Exculpatory Provisions.......................................42
         7.4     Reliance by Administrative Agent.............................42
         7.5     Notice of Default............................................43
         7.6     Non-Reliance on Agents and Other Lenders.....................43
         7.7     Indemnification..............................................43
         7.8     Agent in Its Individual Capacity.............................44
         7.9     Successor Administrative Agent...............................44
         7.10    Syndication Agent and Documentation Agents...................44
         7.11    Agent Communications.........................................44

SECTION 8.        MISCELLANEOUS...............................................45

         8.1     Amendments and Waivers.......................................45
         8.2     Notices......................................................45
         8.3     No Waiver; Cumulative Remedies...............................47
         8.4     Survival of Representations and Warranties...................47
         8.5     Payment of Expenses and Taxes................................47
         8.6     Successors and Assigns; Participations and Assignments.......48
         8.7     Adjustments; Set-off.........................................50
         8.8     Counterparts.................................................51
         8.9     Severability.................................................51
         8.10    Integration..................................................51
         8.11    Governing Law................................................51
         8.12    Submission To Jurisdiction; Waivers..........................51
         8.13    Acknowledgements.............................................52
         8.14    Confidentiality..............................................52
         8.15    WAIVERS OF JURY TRIAL........................................53
         8.16    No Bankruptcy Petition Against the Borrower;
                 Liability of the Borrower....................................53
         8.17    Conversion of Approved Currencies into Dollars...............53
         8.18    U.S.A. Patriot Act...........................................53


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                                                                            Page


SCHEDULES:

1.1      Commitments
1.1A     Mandatory Cost Formula
3.3      Consents, Authorizations, Filings and Notices

EXHIBITS:

A        Form of Guaranty Agreement
B        Form of Closing Certificate
C        Form of Assignment and Acceptance
D-1      Form of Legal Opinion of Winston & Strawn LLP
D-2      Form of Legal Opinion of Conyers Dill & Pearman
E        Form of Exemption Certificate
F        Form of Commitment Increase Supplement
G        Form of Additional Lender Supplement



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


                  THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (as amended, supplemented or otherwise modified in accordance with the terms hereof and in effect from time to time, this "Agreement"), dated as of November 15, 2005, among BUNGE LIMITED FINANCE CORP., a Delaware corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), CITIBANK, N.A., as syndication agent (the "Syndication Agent"), BNP PARIBAS, as a documentation agent, CREDIT SUISSE ("Credit Suisse"), as a documentation agent, COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK INTERNATIONAL," NEW YORK BRANCH ("Rabobank") as a documentation agent (together, BNP Paribas, Credit Suisse and Rabobank are referred to herein as the "Documentation Agents") and JPMORGAN CHASE BANK, N.A. as administrative agent. This Agreement amends and restates that certain Second Amended and Restated Revolving Credit Agreement, dated as of June 28, 2004, among the Borrower, the Lenders, the Syndication Agents and the Administrative Agent.

                  The parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS

                  1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

                  "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and
(c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by JPMorgan Chase Bank, N.A. in connection with extensions of credit to debtors); "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the CD Reserve Percentage and (b) the CD Assessment Rate; and "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by JPMorgan Chase Bank, N.A. from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.


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                                                                               2


                  "ABR Loans": Loans the rate of interest applicable to which is based upon the ABR.

                  "Additional Lender":  as defined in Section 2.1(b)(ii).

                  "Additional Lender Supplement": as defined in Section 2.1(b)(ii).

                  "Adjusted LIBO Rate" means, with respect to any Eurocurrency Loan for each day during each Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that, with respect to any Eurocurrency Loan denominated in the Optional Currency, the Adjusted LIBO Rate shall mean the LIBO Rate.

                  "Administrative Agent": JPMorgan Chase Bank, N.A., together with its Affiliates, as the arranger of the Commitments and as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

                  "Administrative Agent (London Office)": for designated notice purposes only, J.P. Morgan Europe Limited.

                  "Affiliate": with respect to any specified Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified Person. For purposes of this definition "control" of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agents": the collective reference to the Syndication Agent, the Documentation Agents and the Administrative Agent.

                  "Aggregate Exposure": with respect to any Lender at any time, an amount (expressed in the Base Currency) equal to the amount of such Lender's Commitment then in effect or, if the Commitments have been terminated, the Dollar Equivalent of such Lender's Loans then outstanding.

                  "Aggregate Exposure Percentage": with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

                  "Agreement":  as defined in the preamble hereto.

                  "Annex X": Annex X (as amended, supplemented or otherwise modified and in effect from time to time) attached to the Pooling Agreement.

                  "Applicable Margin": the rate per annum set forth under the relevant column on the Pricing Grid.

                  "Assignee":  as defined in Section 8.6(c).


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                                                                               3


                  "Assignment and Acceptance": an Assignment and Acceptance, substantially in the form of Exhibit C.

                  "Assignor":  as defined in Section 8.6(c).

                  "Available Commitment": as to any Lender at any time, an amount equal to such Lender's Commitment then in effect minus:

                  (a) the Dollar Equivalent of the principal amount of its outstanding Loans on such date; and

                  (b) for purposes of Section 2.2 only, in relation to any proposed borrowing or Loan, the Dollar Equivalent of the principal amount of any Loans that are due to be made by such Lender on or before the proposed Borrowing Date.

                  "BAFC": Bunge Asset Funding Corp., a Delaware corporation, and its successors and permitted assigns.

                  "Base Currency":  Dollars.

                  "Benefitted Lender":  as defined in Section 8.7(a).

                  "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

                  "Borrower":  as defined in the preamble hereto.

                  "Borrower Account": any account established by or for the Borrower, other than the Series 2002-1 Collection Subaccount (or any sub-subaccount thereof), for the purpose of depositing funds borrowed hereunder or under any Pari Passu Indebtedness, any amounts paid pursuant to the Series 2002-1 VFC and all amounts received with respect to Hedge Agreements.

                  "Borrowing" means Loans of the same Type and currency, made, converted or continued on the same date to the Borrower and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect.

                  "Borrowing Date": any Business Day specified by the Borrower as a date on which the Borrower requests the Lenders to make Loans hereunder.

                  "Bunge Funding": Bunge Funding, Inc., a Delaware corporation, and its successors and permitted assigns.

                  "Bunge Master Trust": the trust created pursuant to the Pooling Agreement.

                  "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided, that (a) with respect to notices and determinations in connection with, and payments of principal and interest on, Eurocurrency Loans, the term "Business Day" shall also exclude any day on which


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                                                                               4


banks are not open for dealings in deposits in the currency in which such Eurocurrency Loan is denominated in the London interbank market and (b) when used in connection with any Eurocurrency Loan denominated in the Optional Currency, the term "Business Day" shall also exclude any day on which the TARGET payment system is not open for the settlement of payment in Euro.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                  "CD Assessment Rate": for any day as applied to any ABR Loan, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund maintained by the Federal Deposit Insurance Corporation (the "FDIC") classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. ss. 327.4 (or any successor provision) to the FDIC (or any successor) for the FDIC's (or such successor's) insuring time deposits at offices of such institution in the United States.

                  "CD Reserve Percentage": for any day as applied to any ABR Loan, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board as in effect from time to time) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

                  "Change in Control": for any Person (i) at any time during any twelve (12) consecutive calendar months, more than fifty percent (50%) of the members of the Board of Directors of such Person who were members on the first day of such period shall have resigned or been removed or replaced, other than as a result of death, disability or change in personal circumstances, or (ii) any other Person or "Group" (defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, but excluding (A) any employee benefit or stock ownership plans of such Person, and (B) members of the Board of Directors and executive officers of such Person as of the Closing Date, members of the immediate families of such members and executive officers, and family trusts and partnerships established by or for the benefit of any of the foregoing individuals) shall have acquired more than fifty percent (50%) of the combined voting power of all classes of common stock of such Person, except that such Person's purchase of its common stock outstanding on the date of this Agreement which results in one or more of such Person's shareholders of record as of such date controlling more than fifty percent (50%) of the combined voting power of all classes of the common stock of such Person, shall not constitute an acquisition hereunder.

                  "Closing Date": the date on which the conditions precedent set forth in Section 4.1 shall have been satisfied, which date is November 15, 2005.

                  "Code": the United States Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.


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                                                                               5


                  "Commitment": as to any Lender, the obligation of such Lender to make Loans in an aggregate Dollar Equivalent principal amount not to exceed the amount set forth in the Base Currency under the heading "Commitment" opposite such Lender's name on Schedule 1.1 or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be increased or reduced from time to time pursuant to the terms hereof. The original amount of the Total Commitments is $850,000,000.

                  "Commitment Fee Rate": the rate per annum set forth under the relevant column on the Pricing Grid.

                  "Commitment Increase Supplement": as defined in Section 2.1(b)(ii).

                  "Commitment Period": the period from and including the Closing Date to the Termination Date.

                  "Conduit Lender": any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 2.12, 2.13, 2.14 or 8.5 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Daily Report": a report prepared by the Servicer on each Business Day required pursuant to Section 4.01 of the Servicing Agreement or
Section 5.1(n) of this Agreement, in substantially the form of Exhibit B attached to the Series 2002-1 Supplement.

                  "Default": any of the events specified in Section 6, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Defaulted Loan": any Purchased Loan with respect to which the related Obligor or the Guarantor has failed to make any payment due and owing (whether at the stated maturity, by acceleration or otherwise) for a period of at least eight (8) days or more.

                  "Delinquent Loan": any Purchased Loan (i) with respect to which the related Obligor or the Guarantor has failed to make any payment due and owing (whether at the stated maturity, by acceleration or otherwise) for a period of at least one (1) day but not greater than seven (7) days or (ii) as to which an Insolvency Event has occurred with respect to the related Obligor.


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                                                                               6


                  "Designated Obligors": the Guarantor and the Subsidiaries of the Guarantor set forth on Schedule IV to the Guaranty Agreement hereto (and their successors) and any other Subsidiaries of the Guarantor designated by the Guarantor from time to time that satisfy the conditions set forth in the definition of "Eligible Obligor" in Annex X to the Pooling Agreement. Notwithstanding the immediately preceding sentence, with the prior written consent of the Required Lenders (which consent shall not be unreasonably withheld), the Guarantor may from time to time identify the Guarantor and certain Subsidiaries that shall not be classified as Designated Obligors.

                  "Dollar Equivalent" means, on any date of determination (a) with respect to any amount denominated in the Base Currency, such amount, and
(b) with respect to any amount denominated in the Optional Currency or any other Master Trust Approved Currency, the equivalent in Dollars of such amount, determined by the Administrative Agent pursuant to Section 1.2(e) using the Rate of Exchange with respect to such currency on such date in effect under the provisions of such Section.

                  "Dollars" and "$": dollars in lawful currency of the United States.

                  "EMU Legislation": the legislative measures of the European Council for the introduction of, change over to or operation of a single unified European currency.

                  "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Affiliate": with respect to any Person, any trade or business (whether or not incorporated) that is a member of a group of which such Person is a member and which is treated as a single employer under Section 414 of the Code.

                  "ERISA Event": (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of


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                                                                               7


ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

                  "Euro" and "EUR": the single lawful currency introduced at the start of the third stage of the European Economic and Monetary Union pursuant to a treaty establishing the European Union (as amended from time to time).

                  "Eurocurrency": when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

                  "Event of Default": any of the events specified in Section 6, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by JPMorgan Chase Bank, N.A. from three federal funds brokers of recognized standing selected by it.

                  "Funding Office": the office of the Administrative Agent specified in Section 8.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

                  "GAAP": generally accepted accounting principles in the United States as in effect from time to time.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Group Members": the collective reference to the Borrower, the Guarantor and the Designated Obligors.

                  "Guaranty Agreement": the Guaranty to be executed and delivered by the Guarantor, substantially in the form of Exhibit A.

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) with respect to which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any


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                                                                               8


obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                  "Guarantor": Bunge Limited, a company organized under the laws of Bermuda, as guarantor pursuant to the Guaranty Agreement.

                  "Hedge Agreements": all interest rate swaps, caps or collar agreements or similar arrangements dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

                  "Hedge Termination Amounts": as the context requires hereunder, all amounts (i) due and owing by the Borrower or (ii) received by the Borrower, in each case in connection with the termination of a Hedge Agreement entered into by the Borrower.

                  "Increasing Lender":  as defined in Section 2.1(b)(ii).

                  "Indebtedness": as to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property, except trade accounts payable arising in the ordinary course of business, (d) all obligations of such Person as lessee which are capitalized in accordance with GAAP, (e) all obligations of such Person created or arising under any conditional sales or other title retention agreement with respect to any property acquired by such Person (including without limitation, obligations under any such agreement which provides that the rights and remedies of the seller or lender thereunder in the event of default are limited to repossession or sale of such property), (f) all obligations of such Person with respect to letters of credit and similar instruments, including without limitation obligations under reimbursement agreements, (g) all Indebtedness of others secured by (or for which the holder of such Indebtedness has existing right, contingent or otherwise, to be secured by) a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, (h) all net obligations of such Person in respect of


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                                                                               9


equity derivatives and Hedge Agreements and (i) all Guarantee Obligations of such Person (other than guarantees of obligations of direct or indirect Subsidiaries of such Person).

                  "Insolvency Event": as defined in Annex X to the Pooling Agreement.

                  "Interest Payment Date": (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurocurrency Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurocurrency Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan, the date of any repayment or prepayment made in respect thereof.

                  "Interest Period": as to any Eurocurrency Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurocurrency Loan, and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such Eurocurrency Loan, and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not later than (x) with respect to a Eurocurrency Loan denominated in the Base Currency, 10:00 A.M., New York City time, on the date that is three (3) Business Days prior to the last day of the then current Interest Period with respect thereto and (y) with respect to a Eurocurrency Loan denominated in the Optional Currency, 10:00 A.M., New York City time, on the date that is four (4) Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (ii) the Borrower may not select an Interest Period that would extend beyond the Termination Date;

                  (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                  (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of the principal of any Eurocurrency Loan during an Interest Period for such Loan.

                  "Investor Certificateholder": as defined in Annex X to the Pooling Agreement.

                  "Lender Affiliate": (a) any Affiliate of any Lender, (b) any Person that is administered or managed by any Lender or any Affiliate of any Lender and that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and (c) with respect to any Lender which is a fund that invests in commercial loans and similar extensions of credit, any other fund that invests in commercial loans and similar extensions of credit and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such Lender or investment advisor.

                  "Lenders": as defined in the preamble hereto; provided, that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender.

                  "Level I", "Level II", "Level III" and "Level IV": the respective Level set forth below:

                                       S&P                       Moody's
                                       ---                       -------

                  Level I              BBB+ or higher            Baa1 or higher
                  Level II             BBB                       Baa2
                  Level III            BBB-                      Baa3
                  Level IV             BB+ or lower              Ba1 or lower

provided that if on any day the Ratings of the Rating Agencies do not coincide for any rating category and the Level differential is (x) one level, then the higher Rating will be the applicable Level; (y) two levels, the Level at the midpoint will be the applicable Level; and (z) more than two levels, the higher of the intermediate Levels will be the applicable Level.

                  "LIBO Rate": (a) with respect to any Eurocurrency Loan denominated in the Base Currency for each day during each Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period by reference to the British Bankers' Association Interest Settlement Rates for deposits in the Base Currency (as reflected on the applicable Telerate screen page), for a period equal to such Interest Period, and (b) with respect to any Eurocurrency Loan denominated in the Optional Currency for each day during each Interest Period, the rate appearing on Page 248 of the Telerate Service (it being understood that this rate is the Euro interbank offered rate (known as the "EURIBOR Rate") sponsored by the Banking Federation of the European Union (known as the "FBE") and the Financial Markets Association (known as the "ACI")) at approximately 10:00 a.m., London time, two
(2) Business Days prior to the commencement of such Interest Period, as the rate for deposits in Euro with a maturity comparable to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "LIBO Rate" shall be the rate at which the Administrative Agent offers to place deposits in the currency of such Borrowing for such Interest Period to major banks in the London interbank market at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period.

                  "Lien": with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset.

                  "Loan": any loan made by any Lender pursuant to this Agreement.

                  "Loan Documents": this Agreement, the Guaranty Agreement and the Notes.

                  "Loan Parties": each Group Member that is a party to a Loan Document.

                  "Mandatory Cost": with respect to any period, the percentage rate per annum determined in accordance with Schedule 1.1A.

                  "Mandatory CP Wind-Down Event": as defined in Annex X to the Pooling Agreement.

                  "Master Trust": the Bunge Master Trust created by the Pooling Agreement.

                  "Master Trust Approved Currency": Dollars, Euro, Sterling and Yen.

                  "Material Adverse Effect": (a) a material adverse effect on the business, property, operations, condition (financial or otherwise) or prospects of the Borrower or of the Guarantor and its consolidated Subsidiaries taken as a whole, (b) a material impairment of the collectibility of the Purchased Loans taken as a whole or (c) a material impairment of the validity or enforceability of this Agreement or any of the other Loan Documents or of the Transaction Documents or the rights or remedies of the Administrative Agent or the Lenders against the Borrower or the Guarantor hereunder or under the other Loan Documents.

                  "Monthly Settlement Statement": as defined in Annex X to the Pooling Agreement.

                  "Moody's": Moody's Investors Service, Inc. or any successor thereto.

                  "Multiemployer Plan": with respect to any Person, a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which such Person or any ERISA Affiliate of such Person (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  "Multiple Employer Plan": a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and at least one Person other than the Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                  "Non-Excluded Taxes":  as defined in Section 2.13(a).

                  "Non-U.S. Lender": as defined in Section 2.13(d).

                  "Notes": the collective reference to any promissory note evidencing Loans.

                  "Obligations": the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

                  "Obligor":  as defined in Annex X to the Pooling Agreement.

                  "Optional Currency":  Euro.

                  "Other Lender":  as defined in Section 2.1(b)(i).

                  "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

                  "Pari Passu Indebtedness": the Dollar Equivalent of (i) Indebtedness for borrowed money, the proceeds of which are used to increase the Series 2002-1 Invested Amount and/or to refinance Indebtedness originally used for such purpose, and (ii) Indebtedness incurred in connection with Hedge Agreements entered into in connection with the Commitments hereunder and any Pari Passu Indebtedness described in clause (i) above, in each case which ranks not greater than pari passu (in priority of payment) with the Loans.

                  "Participant":  as defined in Section 8.6(b).

                  "Participating Member State": each state so described in any EMU Legislation.

                  "Payment Period": a period commencing on a date on which the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents have become due and payable (whether at the stated maturity, by acceleration or otherwise) and ending on the date the Loans (with accrued interest thereon) and all such other amounts are paid in full by the Borrower or the Guarantor.

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any Person succeeding to the functions thereof.

                  "Permitted Indebtedness": (a) Indebtedness of the Borrower pursuant to this Agreement and (b) Pari Passu Indebtedness.

                  "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan":  a Single Employer Plan or a Multiple Employer Plan.

                  "Pooling Agreement": the Fifth Amended and Restated Pooling Agreement, dated as of June 28, 2004, among Bunge Funding, Bunge Management Services, Inc., as servicer and the trustee named therein, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Potential Series 2002-1 Early Amortization Event": an event which, with the giving of notice or the lapse of time or both, would constitute a Series 2002-1 Early Amortization Event.

                  "Pricing Grid":  the table set forth below.


======================================================================================================
                        Applicable Margin for           Applicable Margin          Commitment
      Rating              Eurocurrency Loans              for ABR Loans             Fee Rate
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
  Level I                   0.625%                             0.00%                 0.125%
------------------------------------------------------------------------------------------------------
  Level II                  0.75%                              0.00%                 0.15%
------------------------------------------------------------------------------------------------------
  Level III                 0.875%                             0.00%                 0.20%
------------------------------------------------------------------------------------------------------
  Level IV                  1.25%                              0.375%                0.25%
======================================================================================================


                  "Purchased Loans": as defined in Annex X to the Pooling Agreement.

                  "Rate of Exchange": as of the relevant date, the rate of exchange set forth on the relevant page of the Telerate screen on or about 11:00 A.M., New York time, for the purchase of (as the context shall require) a Master Trust Approved Currency with any other Master Trust Approved Currency on such date.

                  "Rating Agencies":  collectively, S&P and Moody's.

                  "Ratings": the ratings of the Rating Agencies applicable to the long-term, non-credit enhanced senior unsecured debt of the Guarantor, as announced by the Rating Agencies.

                  "Register":  as defined in Section 8.6(d).

                  "Regulation U": Regulation U of the Board as in effect from time to time.

                  "Required Lenders": at any time, the holders of more than 50% of the Aggregate Exposure Percentage.

                  "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer": as to any Person, any member of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or any Vice President of such Person or any other officer of such Person customarily performing functions similar to those performed by any of the above-designated officers.

                  "S&P": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

                  "Sale Agreement": the Second Amended and Restated Sale Agreement, dated as of September 6, 2002, among Bunge Funding, as Buyer, Bunge Finance Limited, a Bermuda company, as a Seller, and Bunge Finance North America, Inc., a Delaware corporation, as a Seller, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Series":  as defined in Annex X to the Pooling Agreement.

                  "Series 2002-1 Accrued Interest": as defined in Annex X to the Pooling Agreement.

                  "Series 2002-1 Allocated Loan Amount": as defined in Annex X to the Pooling Agreement.

                  "Series 2002-1 Collection Subaccount": as defined in Annex X to the Pooling Agreement.

                  "Series 2002-1 Early Amortization Event": as defined in Annex X to the Pooling Agreement.

                  "Series 2002-1 Invested Amount": as defined in Annex X to the Pooling Agreement.

                  "Series 2002-1 Supplement": the Third Amended and Restated Series 2002-1 Supplement to the Pooling Agreement, dated as of August 31, 2005, among the Borrower, Bunge Funding, Bunge Management Services, Inc., as Servicer and The Bank of New York, as Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Series 2002-1 VFC": the interest in the Bunge Master Trust created and authorized pursuant to the Series 2002-1 Supplement and the Pooling Agreement that is designated as the "Series 2002-1 VFC Certificate" pursuant to the Series 2002-1 Supplement.

                  "Servicer": Bunge Management Services, Inc., a Delaware corporation, and any "Successor Servicer" (as defined in Annex X to the Pooling Agreement).

                  "Servicing Agreement": the Third Amended and Restated Servicing Agreement, dated as of December 23, 2003 among Bunge Funding, the Servicer, and The Bank of New York, as Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Single Employer Plan": a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and no Person other than the Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

                  "Solvent": with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "Sterling": the lawful currency of the United Kingdom of Great Britain and Northern Ireland (in addition to the Euro).

                  "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                  "Syndication Agent": as defined in the preamble hereto.

                  "Termination Date": June 29, 2009.

                  "Total Commitments": at any time, the aggregate amount in the Base Currency of all Lenders' Commitments then in effect.

                  "Total Loans": at any time, the aggregate principal amount of the Loans of the Lenders outstanding at such time (after converting the outstanding principal amount of any Loans denominated in the Optional Currency into the Dollar Equivalent thereof at such time).

                  "Transaction Documents": the collective reference to the Pooling Agreement, the Series 2002-1 Supplement, the Series 2002-1 VFC, the Sale Agreement and the Servicing Agreement.

                  "Transferee":  any Assignee or Participant.

                  "Type": as to any Loan, its nature as an ABR Loan or a Eurocurrency Loan.

                  "United States": the United States of America.

                  "Withdrawal Liability": as defined in Part I of Subtitle E of Title IV of ERISA.

                  "Yen": the lawful currency of Japan.

                  1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

                  (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", (iii) the word "incur" shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words "incurred" and "incurrence" shall have correlative meanings), (iv) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  (e) For purposes of calculating the Dollar Equivalent of (i) any Loan or Borrowing denominated in the Optional Currency outstanding at any time during any period, (ii) any Loan denominated in the Optional Currency at the time of the making of such Loan pursuant to Section 2.1 and (iii) any other amount denominated in a Master Trust Approved Currency, the Administrative Agent will at least once during each calendar month and on or prior to the date of any borrowing and the last day of any Interest Period and at such other times as it in its sole discretion decides to do so, determine the respective rate of exchange into Dollars of the Optional Currency or such other Master Trust Approved Currency (which rate of exchange shall be based upon the Rate of Exchange in effect on the date of such determination). Such rate of exchange so determined on each such determination date shall, for purposes of the calculations described in the preceding sentence, be deemed to remain unchanged and in effect until the next such determination date.

                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

                  2.1 Commitments. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans in either the Base Currency or the Optional Currency to the Borrower from time to time during the Commitment Period in an aggregate Dollar Equivalent principal amount at any one time outstanding which does not exceed the amount of such Lender's Commitment. The Borrower shall not request and no Lender shall be required to make any Loan if, after making such Loan, the Total Loans would exceed the Total Commitments then in effect. During the Commitment Period the Borrower may use the Commitments by borrowing, prepaying the Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. Subject to
Section 2.10, each Loan shall be either an ABR Loan or a Eurocurrency Loan, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.6. The Borrower shall repay all outstanding Loans not later than the Termination Date.

                  (b) (i) Notwithstanding anything to the contrary contained in this Agreement, the Borrower may request from time to time that the aggregate Commitments hereunder be increased by an amount not to exceed $250,000,000. The Borrower may (I) request one or more of the Lenders to increase the amount of its Commitment (which request shall be in writing and sent to the Administrative Agent to forward to such Lender or Lenders) and/or (II) arrange for one or more banks or financial institutions not a party hereto (an "Other Lender") to become parties to and Lenders under this Agreement, provided that the identification and arrangement of each Other Lender to become a party hereto and a Lender under this Agreement shall be made in consultation with the Administrative Agent. In no event may any Lender's Commitment be increased without the prior written consent of such Lender, and the failure of any Lender to respond to the

         Borrower's request for an increase shall be deemed a rejection by such Lender of the Borrower's request. The aggregate Commitments of all Lenders hereunder may not be increased if, at the time of any proposed increase hereunder, a Default or Event of Default has occurred and is continuing. Upon any request by the Borrower to increase the aggregate Commitments hereunder, the Borrower shall be deemed to have represented and warranted on and as of the date of such request that no Default or Event of Default has occurred and is continuing. Notwithstanding anything contained in this Agreement to the contrary, no Lender shall have any obligation whatsoever to increase the amount of its Commitment, and each Lender may at its option, unconditionally and without cause, decline to increase its Commitment.

                  (ii) If any Lender is willing, in its sole and absolute discretion, to increase the amount of its Commitment hereunder (such a Lender hereinafter referred to as an "Increasing Lender"), it shall enter into a written agreement to that effect with the Borrower and the Administrative Agent, substantially in the form of Exhibit F (a "Commitment Increase Supplement"), which agreement shall specify, among other things, the amount of the increased Commitment of such Increasing Lender. Upon the effectiveness of such Increasing Lender's increase in Commitment, Schedule 1.1 shall, without further action, be deemed to have been amended appropriately to reflect the increased Commitment of such Increasing Lender. Any Other Lender which is willing to become a party hereto and a Lender hereunder (and which arrangement to become a party hereto and a Lender hereunder has been consulted by the Borrower with the Administrative Agent) shall enter into a written agreement with the Borrower and the Administrative Agent, substantially in the form of Exhibit G (an "Additional Lender Supplement"), which agreement shall specify, among other things, its Commitment hereunder. When such Other Lender becomes a Lender hereunder as set forth in the Additional Lender Supplement, Schedule 1.1 shall, without further action, be deemed to have been amended as appropriate to reflect the Commitment of such Other Lender. Upon the execution by the Administrative Agent, the Borrower and such Other Lender of such Additional Lender Supplement, such Other Lender shall become and be deemed a party hereto and a "Lender" hereunder for all purposes hereof and shall enjoy all rights and assume all obligations on the part of the Lenders set forth in this Agreement, and its Commitment shall be the amount specified in its Additional Lender Supplement. Each Other Lender which executes and delivers an Additional Lender Supplement and becomes a party hereto and a "Lender" hereunder pursuant to such Additional Lender Supplement is hereinafter referred to as an "Additional Lender."

                  (iii) In no event shall an increase in a Lender's Commitment or the Commitment of an Other Lender become effective until the Administrative Agent shall have received a favorable written opinion of counsel for each of the Borrower and the Guarantor, addressed to the Lenders, with respect to the matters set forth in paragraphs 2, 6, 7 and 8 of Exhibit D-1 and paragraphs 2, 3 and 4 of Exhibit D-2 as they relate to this Agreement and the borrowings hereunder after giving effect to the increase in the aggregate Commitments hereunder resulting from the increase in such Lender's Commitment or the extension of a Commitment by such Other Lender. In no event shall an increase in a Lender's Commitment or the Commitment of an Other Lender become effective until the Administrative Agent shall have received an acknowledgement and consent from the Guarantor that the Guaranty Agreement remains valid and enforceable. In no event shall an increase in a Lender's Commitment or the Commitment of an Other Lender which results in the aggregate Commitments of all Lenders hereunder exceeding the amount which is authorized at such time in resolutions previously delivered to the Administrative Agent become effective until the Administrative Agent shall have received a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of the Guarantor authorizing the borrowings by the Borrower contemplated pursuant to such increase, certified by the Secretary or an Assistant Secretary of the Guarantor. Upon the effectiveness of the increase in a Lender's Commitment or the Commitment of an Other Lender pursuant to the preceding sentence and execution by an Increasing Lender of a Commitment Increase Supplement or by an Additional Lender of an Additional Lender Supplement, the Borrower shall make such borrowing from such Increasing Lender or Additional Lender, and/or shall make such prepayment of outstanding Loans, as shall be required to cause the aggregate outstanding Dollar Equivalent principal amount of Loans owing to each Lender (including each such Increasing Lender and Additional Lender) to be proportional to such Lender's share of the aggregate Commitments hereunder after giving effect to any increase thereof. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense incurred as a result of any such prepayment in accordance with Section 2.14, as applicable.

                  (iv) No Other Lender may become an Additional Lender unless an Additional Lender Supplement (or counterparts thereof) has been signed by such bank or financial institution and which Additional Lender Supplement has been agreed to and acknowledged by the Borrower and acknowledged by the Administrative Agent. No consent of any Lender or acknowledgment of any of the other Lenders hereunder shall be required therefor. In no event shall the Commitment of any Lender be increased by reason of any bank or financial institution becoming an Additional Lender, or otherwise, but the aggregate Commitments hereunder shall be increased by the amount of each Additional Lender's Commitment. Upon any Lender entering into a Commitment Increase Supplement or any Additional Lender becoming a party hereto, the Administrative Agent shall notify each other Lender thereof and shall deliver to each Lender a copy of the Additional Lender Supplement executed by such Additional Lender and agreed to and acknowledged by the Borrower and acknowledged by the Administrative Agent, and the Commitment Increase Supplement executed by such Increasing Lender and agreed to and acknowledged by the Borrower and acknowledged by the Administrative Agent.

                  2.2 Procedure for Loan Borrowing. The Borrower may borrow under the Commitments during the Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by (a) the Administrative Agent prior to 10:00 A.M., New York City time, three (3) Business Days prior to the requested Borrowing Date, in the case of Eurocurrency Loans denominated in the Base Currency, (b) the Administrative Agent (London Office) prior to 10:00 A.M., London time, four (4) Business Days prior to the requested Borrowing Date, in the case of Eurocurrency Loans denominated in the Optional Currency, or (c) the Administrative Agent prior to 10:00 A.M., New York City time, on the requested Borrowing Date, in the case of ABR Loans), specifying (i) the amount and Type of Loans to be borrowed, (ii) whether such Loans are to be denominated in the Base Currency or in the Optional Currency, (iii) the requested Borrowing Date and (iv) in the case of Eurocurrency Loans, the length of the initial Interest Period therefor. Each borrowing under the Commitments shall be in an amount equal to (x) in the case of ABR Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Commitments are less than $1,000,000, such lesser amount), (y) in the case of Eurocurrency Loans denominated in the Base Currency, $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (z) in the case of Eurocurrency Loans denominated in the Optional Currency, EUR 5,000,000 or a whole multiple of EUR 1,000,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 2:00 P.M., New York City time, on the Borrowing Date requested by the Borrower, in each case in funds immediately available in Euros or Dollars, as the case may be, to the Administrative Agent. Such borrowing will then be made available at 2:00 P.M., New York City time on the Borrowing Date to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent. Should any such borrowing notice from the Borrower indicate an account on the books of another bank or financial institution, the Administrative Agent shall transfer the amounts described in such borrowing notice to such account within a reasonable period of time.

                  2.3 Commitment Fees, etc. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee in Dollars for the period from and including the date hereof to the last day of the Commitment Period, computed at a rate per annum equal to the weighted average Commitment Fee Rate during the period for which payment is being made, on the average daily amount of the Available Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date, commencing on the first of such dates to occur after the date hereof.

                  (b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Administrative Agent.

                  2.4 Termination or Reduction of Commitments. The Borrower shall have the right, upon not less than three (3) Business Days' notice to the Administrative Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments; provided that no such termination or reduction of Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the Total Loans would exceed the Total Commitments. Any such reduction shall be in an amount equal to $1,000,000 or a whole multiple thereof, and shall reduce permanently the Commitments then in effect.

                  2.5 Prepayments. (a) The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent no later than (i) 10:00 A.M., New York City time, three

(3) Business Days prior thereto, in the case of Eurocurrency Loans denominated in the Base Currency, (ii) 10:00 A.M., New York City time, four (4) Business Days prior thereto, in the case of Eurocurrency Loans denominated in the Optional Currency and (iii) 10:00 A.M., New York City time, on the date thereof, in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurocurrency Loans denominated in the Base Currency or Optional Currency or ABR Loans; provided, that if a Eurocurrency Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.14. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of Loans shall be in an aggregate principal amount of $1,000,000 (with respect to ABR Loans and Eurocurrency Loans denominated in the Base Currency) or EUR 1,000,000 (with respect to Eurocurrency Loans denominated in the Optional Currency) or a whole multiple thereof.

                  (b) If, on any day, the sum of the aggregate outstanding principal amount of the Loans hereunder and Pari Passu Indebtedness (after converting all such amounts into the then Dollar Equivalent thereof) exceeds the then current Series 2002-1 Invested Amount outstanding under the Series 2002-1 VFC (after giving effect to any increases or decreases therein on such day), the Borrower shall prepay Loans and/or Pari Passu Indebtedness in an amount sufficient to comply with Section 5.2(a).

                  (c) If, on any date, the Total Loans outstanding on such date exceed the Total Commitments in effect on such date, the Borrower immediately shall prepay the Loans in the amount of such excess.

                  2.6 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurocurrency Loans denominated in the Base Currency to ABR Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 10:00 A.M., New York City time, on the Business Day preceding the proposed conversion date, provided that any such conversion of Eurocurrency Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurocurrency Loans denominated in the Base Currency by giving the Administrative Agent prior irrevocable notice of such election no later than 10:00 A.M., New York City time, on the fourth (4th) Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan may be converted into a Eurocurrency Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

                  (b) Any Eurocurrency Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in
Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurocurrency Loan may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuations, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso, any such Eurocurrency Loans denominated in the Base Currency shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period, and any such Eurocurrency Loans denominated in the Optional Currency shall as of the last day of such then expiring Interest Period bear interest at such rate as the Administrative Agent determines adequately reflects the costs (including a comparable margin to that set forth herein) to the Lenders of maintaining such Loans. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

                  2.7 Limitations on Eurocurrency Borrowings. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurocurrency Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, (a) the aggregate principal amount of the Eurocurrency Loans denominated in the Base Currency comprising each Eurocurrency Borrowing in the Base Currency shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof, (b) the aggregate principal amount of the Eurocurrency Loans denominated in the Optional Currency comprising each Eurocurrency Borrowing in the Optional Currency shall be equal to EUR 5,000,000 or a whole multiple of EUR 1,000,000 in excess thereof, and (c) no more than fifteen (15) Eurocurrency Borrowings shall be outstanding at any one time.

                  2.8 Interest Rates and Payment Dates. (a) Each Eurocurrency Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to (i) the Adjusted LIBO Rate determined for such day plus (ii) the Applicable Margin plus (iii) in the case of a Eurocurrency Loan of any Lender which is made from a lending office in the United Kingdom or in a Participating Member State, the Mandatory Cost, if any.

                  (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

                  (c) During the continuance of an Event of Default all outstanding Loans (whether or not overdue) shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2%. If all or a portion of any interest payable on any Loan or any commitment fee or other amount payable hereunder (other than any amount to which the preceding sentence is applicable) shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans plus 2% from the date of such non-payment until such amount is paid in full (as well after as before judgment).

                  (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

                  2.9 Computation of Interest and Fees. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime

Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of an Adjusted LIBO Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Statutory Reserve Rate shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.8(a).

                  2.10 Inability to Determine Interest Rate. If prior to the first day of any Interest Period for a Eurocurrency Borrowing denominated in any currency:

                  (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period, or

                  (b) the Administrative Agent shall have received notice from the Required Lenders that the Adjusted LIBO Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurocurrency Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans (if such Borrowing is requested to be made in the Base Currency) or shall be made as a Eurocurrency Loan bearing interest at such rate as the Administrative Agent determines adequately reflects the costs to the Lenders of making or maintaining such Borrowing (if such Borrowing is requested to be made in the Optional Currency),
(y) any Loans that were to have been converted on the first day of such Interest Period to Eurocurrency Loans shall be continued as ABR Loans (if such Loans are denominated in the Base Currency) or as Loans bearing interest at such rate as the Administrative Agent determines adequately reflects the costs to the Lenders of making or maintaining such Loans (if such Loans are denominated in the Optional Currency) and (z) any outstanding Eurocurrency Loans shall be converted, on the last day of the then-current Interest Period, to ABR Loans (if such Loans are denominated in the Base Currency) or as Loans bearing interest at such rate as the Administrative Agent determines adequately reflects the costs to the Lenders of making or maintaining such Loans (if such Loans are denominated in the Optional Currency). Until such notice has been withdrawn by the Administrative Agent, no further Eurocurrency Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurocurrency Loans.

                  2.11 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder shall be made pro rata according to the respective Commitments of the Lenders. Any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Commitments of the Lenders. Each payment by the Borrower on account of any commitment fee with respect to any period shall be made pro rata according to the respective average daily Available Commitments of the Lenders for such period.

                  (b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans shall be made pro rata according to the then Dollar Equivalent of the respective outstanding principal amounts of the Loans then held by the Lenders.

                  (c) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in immediately available funds. Payments and prepayments of principal of and interest on Loans denominated in the Optional Currency shall be made in the Optional Currency; payments and prepayments of all other amounts hereunder shall be made in the Base Currency. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurocurrency Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurocurrency Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

                  (d) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a Borrowing Date that such Lender will not make the amount that would constitute its share of such borrowing on such date available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Borrowing Date, and the Administrative Agent may, but shall not be so required to, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on such Borrowing Date, and if the Administrative Agent makes such corresponding amount available to the Borrower, then such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon, at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If the Administrative Agent makes such Lender's share of such borrowing available to the Borrower, and if such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans, on demand, from the Borrower. The failure of any Lender to make any Loan on any Borrowing Date shall not relieve any other Lender of its obligation hereunder to make a Loan on such Borrowing Date pursuant to the provisions contained herein, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Borrowing Date.

                  (e) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three (3) Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

                  2.12 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                       (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, or any Eurocurrency Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section
         2.13 and changes in the rate of tax on the overall net income of such Lender);

                       (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Adjusted LIBO Rate; or

                       (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining any Eurocurrency Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction; provided that the Borrower shall not be required to compensate a Lender pursuant to this paragraph for any amounts incurred more than six months prior to the date that such Lender notifies the Borrower of such Lender's intention to claim compensation therefor; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect.

                  (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  2.13 Taxes. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United

States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph.

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

                  (d) Each Lender (or Transferee) that is not a "U.S. Person" as defined in Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit E and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

                  (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

                  (f) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  2.14 Indemnity. The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurocurrency Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurocurrency Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurocurrency Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurocurrency market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  2.15 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.12 or 2.13(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.12 or 2.13(a).

                  2.16 Illegality. If, after the date of this Agreement, the introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Authority shall, in the reasonable opinion of counsel to any Lender, make it unlawful for such Lender to make or maintain any Eurocurrency Loan, then such Lender may, by notice to the Borrower (with notice to the Administrative Agent), immediately declare that such Eurocurrency Loan shall be due and payable. The Borrower shall repay any such Eurocurrency Loan declared so due and payable in full on the last day of the Interest Period applicable thereto or earlier if required by law, together with accrued interest thereon. Each Lender will promptly notify the Borrower and the Administrative Agent of any event of which such Lender has knowledge which would entitle it to repayment pursuant to this
Section 2.16 and will use its reasonable efforts to mitigate the effect of any event if, in the sole and absolute opinion of such Lender, such efforts will avoid the need for such prepayment and will not be otherwise disadvantageous to such Lender.

                  2.17 Replacement of Lenders. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.12 or 2.13(a) or (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement,
(iii) prior to any such replacement, such Lender shall have taken no action under Section 2.15 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.12 or 2.13(a), (iv) the replacement financial institution shall purchase, at par, in immediately available funds, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under
Section 2.14 if any Eurocurrency Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto,
(vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of
Section 8.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) the Borrower shall remain liable to such replaced Lender for all additional amounts (if any) required pursuant to Section 2.12 or 2.13(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

                  2.18 Judgment Currency

                  (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures in the relevant jurisdiction, the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

                  (b) The obligations of the Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the currency in which such sum is stated to be due hereunder (the "Agreement Currency"), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrower as a separate obligation and notwithstanding any such judgment, agrees to indemnify the Applicable Creditor against such loss. The obligations of the Borrower contained in this Section shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

                   SECTION 3. REPRESENTATIONS AND WARRANTIES

                  To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

                  3.1 No Change. Since December 31, 2004, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

                  3.2 Existence; Compliance with Law. The Borrower (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  3.3 Power; Authorization; Enforceable Obligations. The Borrower has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and to obtain Loans hereunder. The Borrower has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and to authorize the Loans on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Loans hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents to which the Borrower is a party, except consents, authorizations, filings and notices described in Schedule 3.3, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect. Each Loan Document to which the Borrower is a party has been duly executed and delivered on behalf of the Borrower. This Agreement constitutes, and each other Loan Document to which the Borrower is a party, upon execution will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  3.4 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower is a party, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of the Borrower and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation. No Requirement of Law or Contractual Obligation applicable to the Borrower could reasonably be expected to have a Material Adverse Effect.

                  3.5 Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or against any of its properties or revenues (a) with respect to any of the Loan Documents to which the Borrower is a party or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

                  3.6 No Default. The Borrower is not in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  3.7 Ownership of Property; Liens. The Borrower has good title to all its property, and none of such property is subject to any Lien.

                  3.8 Taxes. The Borrower has filed or caused to be filed all federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower); no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

                  3.9 Federal Regulations. No part of the proceeds of any Loans will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

                  3.10 Investment Company Act; Other Regulations. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

                  3.11 No Subsidiaries. The Borrower has no direct or indirect Subsidiaries.

                  3.12 Use of Proceeds. The proceeds of the Loans shall be used solely to make advances under the Series 2002-1 VFC.

                  3.13 Solvency. Each Loan Party is, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

                  3.14 Limited Purpose. The Borrower is a single purpose entity that was formed for the sole purpose of (i) holding the Series 2002-1 VFC, (ii) borrowing under the Commitments hereunder, (iii) incurring Pari Passu Indebtedness and (iv) entering into Hedge Agreements in connection with the Commitments hereunder and such Pari Passu Indebtedness. Other than cash derived from Hedge Agreements and distributions of Series 2002-1 Accrued Interest and Series 2002-1 Invested Amount to the Borrower under the Series 2002-1 VFC, which cash shall be used by the Borrower solely to make interest, principal and premium (if any) payments under this Agreement and under any Pari Passu Indebtedness and to pay for its reasonable operating expenses (and, in the case of cash derived from Hedge Agreements, to make advances under the Series 2002-1 VFC), the Series 2002-1 VFC is the sole asset of the Borrower.

                        SECTION 4. CONDITIONS PRECEDENT

                  4.1 Conditions to Effectiveness. This Agreement shall become effective on the first day on which all of the following conditions have been satisfied:

                  (a) Credit Agreement; Guaranty Agreement. The Administrative Agent shall have received (i) this Agreement executed and delivered by the Administrative Agent, the Borrower and each Person listed on
         Schedule 1.1 and (ii) the Guaranty Agreement, executed and delivered by the Guarantor.

                  (b) Series 2002-1 VFC. The conditions set forth in Section
         8.01 of the Series 2002-1 Supplement shall have been satisfied, the Administrative Agent shall have received copies of each of the agreements, instruments, documents, certificates and opinions referred to therein and the Series 2002-1 VFC shall have been issued and delivered to the Borrower pursuant to the Series 2002-1 Supplement.

                  (c) Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Closing Date.

                  (d) Closing Certificate; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of the Borrower, dated the Closing Date, substantially in the form of Exhibit B, with appropriate insertions and attachments satisfactory in form and substance to the Administrative Agent, including (A) the certificate of incorporation of the Borrower, certified by the relevant authority of the jurisdiction of organization of the Borrower, and the bylaws of the Borrower, (B) Board of Directors resolutions in respect of the Loan Documents to which the Borrower or the Guarantor, as applicable, is a party, and (C) incumbency certificates with respect to the Borrower and the Guarantor and (ii) a good standing certificate (or similar certificate) for each of the Borrower and the Guarantor from their respective jurisdictions of organization.

                  (e) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:

                           (i) the legal opinion of Winston & Strawn LLP,
                  counsel to the Borrower and New York counsel to the Guarantor, substantially in the form of Exhibit D-1; and

                           (ii) the legal opinion of Conyers Dill & Pearman,
                  Bermuda counsel to the Guarantor, substantially in the form of Exhibit D-2.

         Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

                  (f) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct on and as of such date.

                  (g) Compliance with Laws. The Administrative Agent shall have received evidence reasonably satisfactory to it that the business conducted and proposed to be conducted by the Borrower is in compliance with all applicable laws and regulations and that all registrations, filings and licenses and/or consents required to be obtained by the Borrower in connection therewith have been made or obtained.

                  (h) No Series 2002-1 Early Amortization Event or Potential Series 2002-1 Early Amortization Event. No Series 2002-1 Early Amortization Event or Potential Series 2002-1 Early Amortization Event shall have occurred and be continuing.

                  (i) Guarantor Financials. The Administrative Agent shall have received (i) audited consolidated financial statements of the Guarantor for its fiscal year ended December 31, 2004, and (ii) unaudited consolidated financial statements for its fiscal quarter ended June 30, 2005.

                  (j) Guarantor Rating. The Administrative Agent shall have received evidence reasonably satisfactory to it that the Guarantor's long-term unsecured debt rating or senior implied rating, as applicable, is at least "BBB-" by S&P and at least "Baa3" by Moody's.

                  4.2 Conditions to Each Loan. The agreement of each Lender to make any Loan requested to be made by it on any date (including its initial
Loan) is subject to the satisfaction of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct on and as of such date as if made on and as of such date.

                  (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

                  (c) No Series 2002-1 Early Amortization Event or Potential Series 2002-1 Early Amortization Event. No Series 2002-1 Early Amortization Event or Potential Series 2002-1 Early Amortization Event shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such Loan that the conditions contained in this Section 4.2 have been satisfied.

                              SECTION 5. COVENANTS

                  While this Agreement is in effect (i.e., until all indebtedness and other amounts payable by the Borrower hereunder have been paid in full and the Lenders no longer have any Commitments hereunder), the Borrower agrees that:

                  5.1 Affirmative Covenants. The Borrower shall:

                  (a) Provide the Administrative Agent all information that the Administrative Agent may reasonably request in writing concerning the business of the Borrower within a reasonable period of time considering the nature of the request; provided that with respect to any information relating to an annual audited report, the same may be delivered within ninety (90) calendar days after the end of the Borrower's fiscal year.

                  (b) Furnish or cause to be furnished to the Administrative Agent in sufficient number for each Lender, copies of all (i) Daily Reports prepared by the Servicer pursuant to Section 5.1(n), (ii) notices of Series 2002-1 Early Amortization Events and (iii) Monthly Settlement Statements; provided that the documents set forth in clauses
         (i) and (iii) above shall be provided only upon the request of the Administrative Agent or the Required Lenders.

                  (c) Take all actions necessary to ensure that all taxes and other governmental claims in respect of the Borrower's operations and assets are promptly paid when due, except those contested in good faith.

                  (d) Comply with all Requirements of Law except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect on its ability to perform its obligations under the Loan Documents.

                  (e) Advise the Administrative Agent of the occurrence of each Default or Event of Default as promptly as practicable after the Borrower becomes aware of any such Default or Event of Default.

                  (f) Beginning with the fiscal year commencing in 2002, furnish to the Administrative Agent in sufficient number for each Lender as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Borrower, audited financial statements consisting of the balance sheet of the Borrower as of the end of such year and the related statements of income and retained earnings and statements of cash flow for such year, setting forth in each case in comparative form the corresponding figures for the previous fiscal year (provided that comparative figures shall not be required with respect to such financial statements delivered at the end of the Borrower's fiscal year ending in 2002), certified by independent certified public accountants satisfactory to the Administrative Agent to the effect that such financial statements fairly present in all material respects the financial condition and results of operations of the Borrower in accordance with GAAP consistently applied.

                  (g) Beginning with the fiscal year commencing in 2002, furnish to the Administrative Agent as soon as available but in any event within forty-five (45) days after the end of each of the first three quarters for each fiscal year of the Borrower, unaudited financial statements consisting of a balance sheet of the Borrower as at the end of such quarter and a statement of income and retained earnings for such quarter, setting forth (in the case of financial statements furnished for calendar quarters subsequent to the first full calendar year of the Borrower) in comparative form the corresponding figures for the corresponding quarter of the preceding fiscal year.

                  (h) Furnish, or cause to be furnished, to the Administrative Agent together with the financial statements required pursuant to clause (f) and clause (g) a certificate of a Responsible Officer of the Borrower stating (i) that the attached financial statements have been prepared in accordance with GAAP and accurately reflect the financial condition of the Borrower, (ii) that the Borrower is in compliance with
         Section 5.1(j) and (iii) all information and calculations necessary for determining compliance by the Borrower with Section 5.2(a) as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be.

                  (i) (i) Except as otherwise permitted by the Loan Documents, preserve, renew and keep in full force and effect its corporate existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business.

                  (j) Loan all of the proceeds from the Loans hereunder, and the proceeds of any Pari Passu Indebtedness, to Bunge Funding pursuant to the Series 2002-1 VFC.

                  (k) Give notice to the Administrative Agent:

                               (i) promptly and in any event within ten (10)
                  days after the Borrower or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the Chief Financial Officer of the Borrower or such ERISA Affiliate describing such ERISA Event and the action, if any, that the Borrower or such ERISA Affiliate has taken and proposes to take with respect thereto;

                               (ii) promptly and in any event within two (2)
                  Business Days after receipt thereof by the Borrower or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan; and

                               (iii) promptly and in any event within five (5)
                  Business Days after receipt thereof by the Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer

                  Plan or (C) the amount of liability incurred, or that may be incurred, by the Borrower of any ERISA Affiliate in connection with any event described in clause (A) or (B) above.

                  (l) On each day after the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents have become due and payable (whether at the stated maturity, by acceleration, or otherwise), give the notice contemplated by Section 2.06 of the Series 2002-1 Supplement, such notice to specify an amount equal to the lesser of (i) the funds on deposit in the Series 2002-1 Collection Subaccount on such day and (ii) the outstanding principal amount of the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents.

                  (m) At the direction of the Administrative Agent or the Required Lenders, exercise its right under Section 8.14 of the Pooling Agreement to direct the trustee under the Bunge Master Trust when the Lenders are affected by the conduct of any proceeding or the exercise of any right conferred on the trustee under the Bunge Master Trust.

                  (n) On each Business Day on which a Loan is made, cause the Servicer to submit a Daily Report to the Borrower and to the trustee under the Bunge Master Trust no later than 12:00 (Noon), New York City time, setting forth the information required by Section 4.01 of the Servicing Agreement.

                  5.2 Negative Covenants. The Borrower will not:

                  (a) Permit the Series 2002-1 Allocated Loan Amount to be less than the arithmetic product of:

                       (i) adding (A) the aggregate principal amount of and accrued interest on the Total Loans outstanding hereunder and (B) all other Pari Passu Indebtedness outstanding (including any net payment obligations of the Borrower related to Hedge Agreements, but excluding all Hedge Termination Amounts due and owing by the Borrower); and deducting therefrom;

                       (ii) the aggregate Dollar Equivalent amount of any Master Trust Approved Currencies (including any net receipts from Hedge Agreements, but excluding any Hedge Termination Amounts received by the Borrower) on deposit in any Borrower Account or the Series 2002-1 Collection Subaccount (or any sub-subaccount thereof), that are unconditionally available to repay the aggregate amount of the Indebtedness and interest accrued thereon described in the foregoing clauses (i)(A) and (B) of this Section 5.2(a) (or with respect to the Series 2002-1 Collection Subaccount (or any sub-subaccount thereof), unconditionally available to repay the principal and accrued interest on the Series 2002-1 VFC Certificate which Master Trust Approved Currency amounts are in turn unconditionally available to make such payments on the principal of and accrued interest on the Total Loans and other Pari Passu Indebtedness described in the foregoing clauses
         (i)(A) and (B) of this Section 5.2(a)).

                  (b) Contract for, create, incur, assume or suffer to exist any Lien, security interest, charge or other encumbrance of any nature upon any of its property or assets, including without limitation the Series 2002-1 VFC, whether now owned or hereafter acquired.

                  (c) Create, incur, assume or suffer to exist any Indebtedness, whether current or funded, or any other liability except Permitted Indebtedness.

                  (d) Except as contemplated by the Loan Documents or the Transaction Documents, make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any assets, stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person.

                  (e) Enter into any merger, consolidation, joint venture, syndicate or other form of combination with any Person, or sell, lease or transfer or otherwise dispose of any of its assets or receivables or purchase any asset, or engage in any transaction which would result in a Change in Control of the Borrower.

                  (f) Enter into or be a party to any agreement or instrument other than the Loan Documents, the Transaction Documents to which it is a party, and any agreement or instrument related to the incurrence of Pari Passu Indebtedness.

                  (g) Enter into or be a party to any agreement or instrument related to the incurrence of Pari Passu Indebtedness that does not include a provision substantially to the effect set forth in Section 8.16.

                  (h) Except as permitted by any Transaction Document, make any expenditure (by long-term or operating lease or otherwise), excluding those relating to foreclosure, for capital assets (both realty and personalty), unless such expenditure is approved in writing by the Administrative Agent.

                  (i) Engage in any business or enterprise or enter into any material transaction other than as contemplated by the Loan Documents and the Transaction Documents.

                  (j) Amend its certificate of incorporation or bylaws without the prior written consent of the Administrative Agent.

                  (k) Amend, supplement, waive or modify, or consent to any amendment, supplement, waiver or modification of, any Transaction Document except in accordance with the provisions of this Section 5.2(k). Any provision of any Transaction Document may be amended, waived, supplemented, restated, discharged or terminated with ten (10) Business Days' prior written notice to the Administrative Agent, but without the consent of the Administrative Agent or the Lenders; provided such amendment, waiver, supplement or restatement does not (A) render the Series 2002-1 VFC subordinate in payment to any other Series under the Bunge Master Trust or otherwise adversely discriminate against the Series 2002-1 VFC relative to any other Series under the Bunge Master Trust, (B) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on or in respect of the Series 2002-1 VFC, (C) change the definition of, the manner of calculating, or in any way the amount of, the interest of the Borrower in the assets of the Bunge Master Trust,
         (D) change the definitions of "Eligible Loans", "Eligible Obligor", "Series 2002-1 Allocated Loan Amount", "Series 2002-1 Invested Amount" or "Series 2002-1 Target Loan Amount" in Annex X or, to the extent used in such definitions, other defined terms used in such definitions, (E) result in an Event of Default, (F) change the ability of the Trustee to declare the Purchased Loans to be immediately due and payable or the ability of the Administrative Agent or the Required Lenders to directly or indirectly require the Trustee to do so, (G) following the occurrence and during the continuation of a Mandatory CP Wind-Down Event, increase the Series 2002-1 Maximum Invested Amount, or (H) effect any amendment that would cause or permit the Series 2002-1 Target Loan Amount to exceed the Series 2002-1 Allocated Loan Amount; and provided, further, that the Administrative Agent shall have received prior notice thereof together with copies of any documentation related thereto. Any amendment, waiver, supplement or restatement of a provision of a Transaction Document (including any exhibit thereto) of the type described in clauses (A), (B), (C), (D), (E), (F), (G) or (H) above shall require the written consent of the Administrative Agent acting at the direction of the Required Lenders.

                  (l) Grant any powers of attorney to any Person for any purposes except where permitted by the Loan Documents.

                  (m) Increase the Series 2002-1 Invested Amount during any Payment Period.

                  (n) Take any action which would permit the Servicer to have the right to refuse to perform any of its respective obligations under the Servicing Agreement.

                  (o) Enter into any Hedge Agreement other than Hedge Agreements entered into in the ordinary course of business to hedge or mitigate risks directly arising from its borrowings under this Agreement or other Pari Passu Indebtedness.

                          SECTION 6. EVENTS OF DEFAULT

                  If any of the following events shall occur and be continuing:

                  (a) the Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or any other amount payable hereunder or under any other Loan Document, within three (3) days after any such interest or other amount becomes due in accordance with the terms hereof; or

                  (b) any representation or warranty made or deemed made by the Borrower or the Guarantor herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

                  (c) the Borrower shall default in the observance or performance of any agreement contained in Section 5.1(e), Section 5.1(i)(i) or Section 5.2 of this Agreement or the Guarantor shall default in the observance or performance of any agreement contained in Sections 8.1(c), 8.1(g)(i), 8.1(h), 8.1(i) or 8.2 of the Guaranty Agreement; or

                  (d) the Borrower or the Guarantor shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of thirty (30) days after the earlier of (i) the date on which a Responsible Officer of the Borrower or the Guarantor has knowledge of such default and (ii) the Borrower or the Guarantor receives written notice thereof from the Administrative Agent or the Required Lenders; or

                  (e) the Borrower, BAFC or any other Investor Certificateholder that is an Affiliate of the Guarantor shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) or of any material amounts under any other agreement to which it is a party on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i),
         (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness or other amounts the outstanding Dollar Equivalent principal amount of which exceeds in the aggregate $25,000,000; provided, further, that the immediately preceding proviso shall be deemed inapplicable at any time that any Purchased Loan shall constitute a Defaulted Loan or shall have constituted a Delinquent Loan for a period of more than three (3) successive Business Days.

                  (f) any Group Member (other than the Borrower) shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) or of any material amounts under any other agreement to which it is a party on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (f) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (f) shall have occurred and be continuing with respect to Indebtedness or other amounts the outstanding Dollar Equivalent principal amount of which exceeds in the aggregate $50,000,000; or

                  (g) (i) any Group Member or Bunge Funding shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Group Member shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Group Member or Bunge Funding any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against any Group Member or Bunge Funding any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) any Group Member or Bunge Funding shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause
         (i), (ii), or (iii) above; or (v) any Group Member or Bunge Funding shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (h) one or more judgments or decrees shall be entered against any Group Member (other than the Borrower) involving in the Dollar Equivalent aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $50,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof; or

                  (i) one or more judgments or decrees shall be entered against the Borrower involving in the Dollar Equivalent aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $50,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof; or

                  (j) any of the Loan Documents or the Transaction Documents shall cease, for any reason, to be in full force and effect or the Borrower or the Guarantor shall so assert in writing; or

                  (k) a Change in Control of the Guarantor shall have occurred;
         or

                  (l) the Borrower shall become an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and shall not be exempt from compliance under such Act;

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (g) above with respect to the Borrower or the Guarantor, then in such case automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, any or all of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable; and (iii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, instruct the Borrower to, and in such event the Borrower shall, instruct the trustee of the Master Trust to declare the principal and accrued interest in respect of the Purchased Loans to be due and payable (provided that, for the avoidance of doubt, the Borrower acknowledges and agrees that if it fails to give such instructions, the Administrative Agent may do so on its behalf). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

                             SECTION 7. THE AGENTS

                  7.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

                  7.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

                  7.3 Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

                  7.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Guarantor or the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

                  7.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender, the Guarantor or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  7.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any Affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any Affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                  7.7 Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Guarantor or the Borrower and without limiting the obligation of the Guarantor or the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such

Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

                  7.8 Agent in Its Individual Capacity. Each Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

                  7.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon ten (10) days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 6(a) or Section 6(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is ten (10) days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 7.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

                  7.10 Syndication Agent and Documentation Agents. Neither the Syndication Agent nor any Documentation Agent shall have any duties or responsibilities hereunder in its capacity as such.

                  7.11 Agent Communications. The Administrative Agent shall provide to each Lender a copy of each material report, certificate, statement or other communication required to be delivered to it under the Loan Documents and which has not been delivered to the Lenders;

provided, that posting by the Administrative Agent to Intralinks or to a similar electronic distribution location shall satisfy the requirements of this Section.

                            SECTION 8. MISCELLANEOUS

                  8.1 Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 8.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time,
(a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, reduce the stated rate of any interest or fee payable hereunder (except (x) in connection with the waiver of applicability of any post-default increase in interest rates and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Commitment, or increase any Lender's Aggregate Exposure Percentage, in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 8.1 without the written consent of such Lender; (iii) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, amend or waive Section 5.1(j), or release the Guarantor from its obligations under the Guaranty Agreement, or assign any obligations under the Guaranty Agreement, effect any action pursuant to Section 17 of the Guaranty Agreement, or change any provision hereof requiring ratable funding or ratable sharing of payments or setoffs in each case without the written consent of all Lenders; or (iv) amend, modify or waive any provision of Section 7 without the written consent of the Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

                  8.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three (3) Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the

Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

     Borrower:                 11720 Borman Drive
                               St. Louis, Missouri 63146
                               Attention: George Allard
                               Tel. No: (314) 292-2538
                               Telecopy: (314) 292-2530

                               with a copy to:

                               Bunge Limited
                               50 Main Street
                               White Plains, New York  10606
                               Attention:  Morris Kalef
                               Telecopy:   (914) 684-3283
                               Telephone: (914) 684-3440

     Administrative Agent:     270 Park Avenue, 4th Floor
                               New York, NY  10017
                               Attention: Teri Streusand
                               Tel. No: (212) 270-9803
                               Telecopy: (212) 270-3279


and, with respect to borrowing requests for Eurocurrency Loans denominated in the Optional Currency,

     Administrative Agent      J.P. Morgan Europe Limited
     (London Office):          125 London Wall
                               London EC2Y 5AJ
                               Attention: Belinda Lucas
                               Tel. No. +44 207 777 0976
                               Telecopy:  + 44 207 777 2360


                               with a copy to:

                               JPMorgan Chase Bank, N.A.
                               270 Park Avenue, 4th Floor
                               New York, NY  10017
                               Attention: Teri Streusand
                               Tel. No: (212) 270-9803
                               Telecopy: (212) 270-3279
provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

                  8.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  8.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

                  8.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their respective officers, directors, employees, Affiliates, agents and controlling persons (each, an "Indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Group Member or any of the properties owned by such Group Members and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert, and hereby waives, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 8.5 shall be payable not later than ten (10) days after written demand therefor. Statements payable by the Borrower pursuant to this
Section 8.5 shall be submitted to Morris Kalef (Telephone No. (914) 684-3440) (Telecopy No. (914) 684-3283), at the address of Bunge Limited set forth in
Section 8.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 8.5 shall survive repayment of the Loans and all other amounts payable hereunder.

                  8.6 Successors and Assigns; Participations and Assignments.
(a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that (i) the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender and (ii) any attempted assignment or transfer by the Borrower without such consent shall be null and void.

                  (b) Any Lender other than any Conduit Lender may, without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Loan owing to such Lender, the Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 8.7 as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.12,
2.13 and 2.14 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.13, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                  (c) Any Lender other than any Conduit Lender (an "Assignor") may, in accordance with applicable law, at any time and from time to time assign to any Person (an "Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, executed by such Assignee, such Assignor and any other Person whose consent is required pursuant to this paragraph, and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that (i) the consent of the Borrower and the Administrative Agent (which, in each case, shall not be unreasonably withheld or delayed) shall be required in the case of (x) any assignment to a Person that is not a Lender or a Lender Affiliate or (y) any assignment of a Commitment to a Person that is not a Lender or a Lender Affiliate (except that the consent of the Borrower shall not be required for any assignment that occurs when an Event of Default shall have occurred and be continuing) and (ii) unless otherwise agreed by the Borrower and the Administrative Agent, no such assignment to an Assignee (other than any Lender or any Lender Affiliate) shall be in an aggregate Dollar Equivalent principal amount of less than $5,000,000, in each case except in the case of an assignment of all of a Lender's interests under this Agreement. For purposes of the proviso contained in the preceding sentence, the amount described therein shall be aggregated in respect of each Lender and its Lender Affiliates, if any. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto). Notwithstanding the foregoing, any Conduit Lender may assign at any time to its designating Lender hereunder without the consent of the Borrower or the Administrative Agent any or all of the Loans it may have funded hereunder and pursuant to its designation agreement and without regard to the limitations set forth in the first sentence of this Section 8.6(c).

                  (d) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 8.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and the principal amount and currency of the Loans owing to, each Lender from time to time, which Register shall be made available to any Lender upon request. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each other Loan Party, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing the Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new Notes shall be issued to the designated Assignee.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor, an Assignee and any other Person whose consent is required by
Section 8.6(c), together with payment to the Administrative Agent of a registration and processing fee of $4,000 (such fee not to be payable by the Borrower), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) record the information contained therein in the Register on the effective date determined pursuant thereto.

                  (f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 8.6 concerning assignments relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment by a Lender to any Federal Reserve Bank in accordance with applicable law.

                  (g) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (f) above.

                  (h) Each of the Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

                  8.7 Adjustments; Set-off. (a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders on a non pro rata basis, if any Lender (a "Benefitted Lender") shall, at any time after the Loans and other amounts payable hereunder shall immediately become due and payable pursuant to Section 6, receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 6(g), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Guarantor or the Borrower, any such notice being expressly waived by the Guarantor and the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Guarantor or the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Guarantor or the Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

                  8.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

                  8.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  8.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Guarantor, the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  8.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  8.12 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower, as the case may be at its address set forth in Section 8.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                  8.13 Acknowledgements. The Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

                  8.14 Confidentiality. Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any Lender Affiliate, (b) subject to an agreement to comply with the provisions of this Section, to any actual or prospective Transferee or any direct or indirect counterparty to any Hedge Agreement (or any professional advisor to such counterparty), (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its Affiliates, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding,
(g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document.

                  8.15 WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  8.16 No Bankruptcy Petition Against the Borrower; Liability of the Borrower.

                  (a) Each of the Administrative Agent and the Lenders hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all Loans and other amounts payable hereunder and all Pari Passu Indebtedness, it will not institute against, or join with or assist any other Person in instituting against, the Borrower, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any applicable insolvency laws. This Section 8.16 shall survive the termination of this Agreement.

                  (b) Notwithstanding any other provision hereof or of any other Loan Documents, the sole remedy of the Administrative Agent, any Lender or any other Person against the Borrower in respect of any obligation, covenant, representation, warranty or agreement of the Borrower under or related to this Agreement or any other Loan Document shall be against the assets of the Borrower. Neither the Administrative Agent, nor any Lender nor any other Person shall have any claim against the Borrower to the extent that such assets are insufficient to meet such obligations, covenant, representation, warranty or agreement (the difference being referred to herein as a "shortfall") and all claims in respect of the shortfall shall be extinguished; provided, however, that the provisions of this Section 8.16 apply solely to the obligations of the Borrower and shall not extinguish such shortfall or otherwise restrict such Person's rights or remedies against the Guarantor for purposes of the obligations of the Guarantor to any Person under the Guaranty Agreement.

                  8.17 Conversion of Approved Currencies into Dollars. Unless the context otherwise requires, any calculation of an amount or percentage that is required to be made by the Borrower or the Administrative Agent under the Loan Documents shall be made by first converting any amounts denominated in Master Trust Approved Currencies other than Dollars into Dollars at the Rate of Exchange pursuant to Section 1.2(e).

                  8.18 U.S.A. Patriot Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

                  IN WITNESS WHEREOF, the parties hereto have caused this Third Amended and Restated Revolving Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                              BUNGE LIMITED FINANCE CORP.


                              By: /s/ MORRIS KALEF
                                 -----------------------------------------------
                              Printed Name: Morris Kalef
                                           -------------------------------------
                              Title: President
                                    --------------------------------------------

                              JPMORGAN CHASE BANK, N.A.,
                              as Administrative Agent and Lender


                              By: /s/ TERRI STREUSAND
                                 -----------------------------------------------
                              Printed Name: Terri Streusand
                                           -------------------------------------
                              Title: Vice President
                                    --------------------------------------------

                              CITIBANK, N.A.,
                              as Syndication Agent and Lender


                              By: /s/ ROBERT A. KANE
                                 -----------------------------------------------
                              Printed Name: Robert A. Kane
                                           -------------------------------------
                              Title: Vice President
                                    --------------------------------------------

                              BNP PARIBAS,
                              as Documentation Agent and Lender


                              By: /s/ CAMERON LETTERS
                                 -----------------------------------------------
                              Printed Name: Cameron Letters
                                           -------------------------------------
                              Title: Managing Director
                                    --------------------------------------------


                              By: /s/ MARIANNE MAUREN
                                 -----------------------------------------------
                              Printed Name: Marianne Mauren
                                           -------------------------------------
                              Title: Director
                                    --------------------------------------------

                              CREDIT SUISSE,
                              as Documentation Agent


                              By: /s/ KARL STUDER
                                 -----------------------------------------------
                              Printed Name: Karl Studer
                                           -------------------------------------
                              Title: Director
                                    --------------------------------------------


                              By: /s/ YVONNE GUNTLIN
                                 -----------------------------------------------
                              Printed Name: Yvonne Guntlin
                                           -------------------------------------
                              Title: Assistant Vice President
                                    --------------------------------------------

                              CREDIT SUISSE, ACTING THROUGH ITS CAYMAN ISLANDS BRANCH, as Lender


                              By: /s/ KARL STUDER
                                 -----------------------------------------------
                              Printed Name: Karl Studer
                                           -------------------------------------
                              Title: Director
                                    --------------------------------------------


                              By: /s/ YVONNE GUNTLIN
                                 -----------------------------------------------
                              Printed Name: Yvonne Guntlin
                                           -------------------------------------
                              Title: Assistant Vice President
                                    --------------------------------------------

                              COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK
                              B.A., "RABOBANK INTERNATIONAL", NEW YORK BRANCH, as Documentation Agent and Lender


                              By: /s/ BRAD PETERSON
                                 -----------------------------------------------
                              Printed Name: Brad Peterson
                                           -------------------------------------
                              Title: Executive Director
                                    --------------------------------------------


                              By: /s/ REBECCA MORROW
                                 -----------------------------------------------
                              Printed Name: Rebecca Morrow
                                           -------------------------------------
                              Title: Executive Director
                                    --------------------------------------------

                              FARM CREDIT SERVICES OF MINNESOTA VALLEY,
                              PCA D/B/A FCS COMMERCIAL FINANCE GROUP,
                              as Lender


                              By: /s/ JEREMY VOIGTS
                                 -----------------------------------------------
                              Printed Name: Jeremy Voigts
                                           -------------------------------------
                              Title: Commercial Loan Officer
                                    --------------------------------------------

                              1ST FARM CREDIT SERVICES, PCA,
                              as Lender


                              By: /s/ DALE A. RICHARDSON
                                 -----------------------------------------------
                              Printed Name: Dale A. Richardson
                                           -------------------------------------
                              Title: V.P. Capital Markets Group
                                    --------------------------------------------

                              CALYON NEW YORK BRANCH,
                              as Lender


                              By: /s/ LEE E. GREVE
                                 -----------------------------------------------
                              Printed Name: Lee E. Greve
                                           -------------------------------------
                              Title: Managing Driector
                                    --------------------------------------------


                              By: /s/ JULIE T. KANAK
                                 -----------------------------------------------
                              Printed Name: Julie T. Kanak
                                           -------------------------------------
                              Title: Driector
                                    --------------------------------------------

                              HSBC BANK USA,
                              as Lender


                              By: /s/ ROBERT J. DEVIR
                                 -----------------------------------------------
                              Printed Name: Robert J. Devir
                                           -------------------------------------
                              Title: Senior Vice President
                                    --------------------------------------------

                              ING BANK N.V.,
                              as Lender


                              By: /s/
                                 -----------------------------------------------
                              Printed Name:
                                           -------------------------------------
                              Title: Director
                                    --------------------------------------------




                              By: /s/
                                 -----------------------------------------------
                              Printed Name:
                                           -------------------------------------
                              Title:
                                    --------------------------------------------

                              SOCIETE GENERALE,
                              as Lender


                              By: /s/ SEBASTIEN RIBATTO
                                 -----------------------------------------------
                              Printed Name: Sebastien Ribatto
                                           -------------------------------------
                              Title: Director
                                    --------------------------------------------

                              WESTLB AG, NEW YORK BRANCH,
                              as Lender


                              By: /s/ DONALD F. WOLF
                                 -----------------------------------------------
                              Printed Name: Donald F. Wolf
                                           -------------------------------------
                              Title: Executive Director
                                    --------------------------------------------


                              By: /s/ GERMAN NANDO
                                 -----------------------------------------------
                              Printed Name: German Nando
                                           -------------------------------------
                              Title: Executive Director
                                    --------------------------------------------

                              ABN AMRO BANK N.V.,
                              as Lender


                              By: /s/ IGNACIO PINEROS
                                 -----------------------------------------------
                              Printed Name: Ignacio Pineros
                                           -------------------------------------
                              Title: Vice President
                                    --------------------------------------------


                              By: /s/ PRADEEP BHATIA
                                 -----------------------------------------------
                              Printed Name: Pradeep Bhatia
                                           -------------------------------------
                              Title: Vice President
                                    --------------------------------------------

                              DEUTSCHE BANK AG,
                              NEW YORK BRANCH,
                              as Lender


                              By: /s/ FREDERICK W. LAIRD
                                 -----------------------------------------------
                              Printed Name: Frederick W. Laird
                                           -------------------------------------
                              Title: Managing Director
                                    --------------------------------------------


                              By: /s/ MING K. CHU
                                 -----------------------------------------------
                              Printed Name: Ming K. Chu
                                           -------------------------------------
                              Title: Vice President
                                    --------------------------------------------

                              SUNTRUST BANK,
                              as Lender


                              By: /s/ MICHAEL LAPPES
                                 -----------------------------------------------
                              Printed Name: Michael Lappes
                                           -------------------------------------
                              Title: Managing Director
                                    --------------------------------------------

                              STANDARD CHARTERED BANK, NEW YORK BRANCH as Lender


                              By: /s/ CAROLYN JACOBS
                                 -----------------------------------------------
                              Printed Name: Carolyn Jacobs
                                           -------------------------------------
                              Title: Senior Vice President
                                    --------------------------------------------




                              By: /s/ ROBERT K. REDDINGTON
                                 -----------------------------------------------
                              Printed Name: Robert K. Reddington
                                           -------------------------------------
                              Title: AVP/Credit Documentation
                                    --------------------------------------------
                                         Credit Risk Control
                                    --------------------------------------------
                                         Standard Chartered Bank N.Y.
                                    --------------------------------------------

                              BANK OF MONTREAL,
                              as Lender


                              By: /s/ ROBERT H. WOLOHAN
                                 -----------------------------------------------
                              Printed Name: Robert H. Wolohan
                                           -------------------------------------
                              Title: vice President
                                    --------------------------------------------

                              BANCO BILBAO VIZCAYA ARGENTARIA S.A.,
                              as Lender


                              By: /s/ ANNE-MAUREEN SARFATI
                                 -----------------------------------------------
                              Printed Name: Anne-Maureen Sarfati
                                           -------------------------------------
                              Title: Vice President
                                    --------------------------------------------

                              FORTIS CAPITAL CORP.,
                              as Lender


                              By: /s/ EDWARD F. ALDRICH
                                 -----------------------------------------------
                              Printed Name: Edward F. Aldrich
                                           -------------------------------------
                              Title: Director
                                    --------------------------------------------


                              By: /s/ CHRISTINA M. REYNOLDS
                                 -----------------------------------------------
                              Printed Name: Christina M. Reynolds
                                           -------------------------------------
                              Title: Senior Vice President
                                    --------------------------------------------

                              AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED, as Lender


                              By: /s/ JOHN W. WADE
                                 -----------------------------------------------
                              Printed Name: John W. Wade
                                           -------------------------------------
                              Title: Director
                                    --------------------------------------------

                              THE BANK OF NOVA SCOTIA,
                              as Lender


                              By: /s/ TODD S. MELLER
                                 -----------------------------------------------
                              Printed Name: Todd S. Meller
                                           -------------------------------------
                              Title: Managing Director
                                    --------------------------------------------

                              BARCLAYS BANK PLC,
                              as Lender


                              By: /s/ DAVID BARTON
                                 -----------------------------------------------
                              Printed Name: David Barton
                                           -------------------------------------
                              Title: Asociate Director
                                    --------------------------------------------

                              CIBC INC.,
                              as Lender


                              By: /s/ DOMINIC J. SORRESSO
                                 -----------------------------------------------
                              Printed Name: Dominic J. Sorresso
                                           -------------------------------------
                              Title: Executive Director
                                    --------------------------------------------

                              BANCO SANTANDER CENTERAL HISPANO, S.A., NEW YORK BRANCH, as Lender


                              By: /s/ IGNACIO CAMPILLO
                                 -----------------------------------------------
                              Printed Name: Ignacio Campillo
                                           -------------------------------------
                              Title: Executive Director
                                    --------------------------------------------

                              NATEXIS BANQUES POPULAIRES,
                              NEW YORK BRANCH
                              as Lender


                              By: /s/ VINCENT LAURAS
                                 -----------------------------------------------
                              Printed Name: Vincent Lauras
                                           -------------------------------------
                              Title: Managing Director
                                    --------------------------------------------




                              By: /s/ ALISA TRANI
                                 -----------------------------------------------
                              Printed Name: Alisa Trani
                                           -------------------------------------
                              Title: Assistant Vice President
                                    --------------------------------------------

                              BANK OF AMERICA, N.A.
                              as Lender


                              By: /s/ WILLIAM SWEENEY
                                 -----------------------------------------------
                              Printed Name: William Sweeney
                                           -------------------------------------
                              Title: Senior Vice President
                                    --------------------------------------------

                              KBC BANK N.V.
                              as Lender


                              By: /s/ BERT VAN LEUVEN
                                 -----------------------------------------------
                              Printed Name: Bert Van Leuven
                                           -------------------------------------
                              Title: Relationship Manager
                                    --------------------------------------------

                              UNICREDITO ITALIANO S.P.A.,
                              NEW YORK BRANCH
                              as Lender


                              By: /s/
                                 -----------------------------------------------
                              Printed Name:
                                           -------------------------------------
                              Title: SVP and General Manager
                                    --------------------------------------------


                              By: /s/ CHARLES MICHAEL
                                 -----------------------------------------------
                              Printed Name: Charles Michael
                                           -------------------------------------
                              Title: Vice President
                                    --------------------------------------------

                              COBANK, ACB
                              as Lender


                              By: /s/ PORTER C. LITTLE
                                 -----------------------------------------------
                              Printed Name: Porter C. Little
                                           -------------------------------------
                              Title: Vice President
                                    --------------------------------------------

                              SUMITOMO MITSUI BANKING CORPORATION,
                              as Lender


                              By: /s/ SHIGERU TSURU
                                 -----------------------------------------------
                              Printed Name: Shigeru Tsuru
                                           -------------------------------------
                              Title: Joint General Manager
                                    --------------------------------------------

                              BANK OF TOKYO-MITSUBISHI TRUST COMPANY
                              as Lender


                              By: /s/ JESSE A. REID JR.
                                 -----------------------------------------------
                              Printed Name: Jesse A. Reid Jr.
                                           -------------------------------------
                              Title: Vice President
                                    --------------------------------------------

                              BANCA NAZIONALE DEL LAVORO S.P.A., NEW YORK BRANCH as Lender


                              By: /s/ DONNA LA SPINA
                                 -----------------------------------------------
                              Printed Name: Donna La Spina
                                           -------------------------------------
                              Title: Relationship Manager
                                    --------------------------------------------




                              By: /s/ FRANCESCO DI MARIO
                                 -----------------------------------------------
                              Printed Name: Francesco Di Mario
                                           -------------------------------------
                              Title: Senior Manager
                                    --------------------------------------------

                                                                    SCHEDULE 1.1

                                   COMMITMENTS


Lender                                                           Commitment
-----                                                            ----------

JPMorgan Chase Bank, N.A.                                        $34,182,500
Citibank, N.A.                                                    $4,182,500
BNP Paribas                                                      $44,250,000
Credit Suisse, Cayman Islands Branch                             $44,250,000
Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A.,            $44,250,000
"Rabobank International", New York Branch
CoBank, ACB                                                      $80,000,000
Calyon New York Branch                                           $44,250,000
HSBC Bank USA, National Association                              $44,250,000
Suntrust Bank                                                    $38,187,500
ABN Amro Bank NV                                                 $33,187,500
Bank of Montreal                                                 $33,187,500
Deutsche Bank AG New York Branch                                 $33,187,500
ING Bank N.V.                                                    $33,187,500
Societe Generale                                                 $33,187,500
Standard Chartered Bank                                          $33,187,500
WestLB AG, New York Branch                                       $33,187,500
Sumitomo Mitsui Banking Corporation                              $27,500,000
Banco Bilbao Vizcaya Argentaria S.A.                             $24,500,000
Australia and New Zealand Banking Group Limited.                 $23,600,000
Fortis Capital Corp.                                             $23,600,000
Bank of Tokyo-Mitsubishi Trust Company                           $20,000,000
1st Farm Credit Services, PCA                                    $15,000,000
Banco Santander Central Hispano, S.A., New York Branch           $11,800,000
Bank of America, NA                                              $11,800,000
The Bank of Nova Scotia                                          $11,800,000
Barclays Bank PLC                                                $11,800,000
CIBC Inc.                                                        $11,800,000
Natexis Banques Populaires                                       $11,800,000
Banca Nazionale del Lavoro SpA, New York Branch                  $10,000,000
Farm Credit Services of Minnesota Valley, PCA d/b/a FCS           $9,250,000
Commercial Finance Group
KBC Bank N.V.                                                     $8,260,000
Unicredito Italiano S.P.A., New York Branch                       $7,375,000
TOTAL COMMITMENTS                                                $850,000,000

                                                                   Schedule 1.1A

                             MANDATORY COST FORMULA

1. The Mandatory Cost is an addition to the interest rate to compensate a Lender for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2. On the first day of each Interest Period (or as soon as possible thereafter) the Administrative Agent shall calculate, as a percentage rate, a rate (the "Additional Cost Rate") for each Lender in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Administrative Agent as a weighted average of the Lenders' Additional Cost Rates (weighted in proportion to the percentage share of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3. The Additional Cost Rate for any Lender lending from a branch office in a Participating Member State will be the percentage notified by that Lender to the Administrative Agent. This percentage will be certified by that Lender in its notice to the Administrative Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender's participation in the relevant Loans) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that branch office.

4. The Additional Cost Rate for any Lender lending from a branch office in the United Kingdom will be calculated by the Administrative Agent in relation to any Loan as follows:

         E x 0.01
         ---------  per cent. per annum
           300

         Where:

         E is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Administrative Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Administrative Agent pursuant to paragraph 6 below and expressed in pounds per (pound)1,000,000.

5. For the purposes of this Schedule:

         (a) Fees Rules means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

         (b) Fee Tariffs means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate);

         (c) Reference Banks means JPMorgan Chase Bank, N.A., London branch and Citibank, N.A., London branch or such other Lenders as may be appointed by the Administrative Agent in consultation with the Borrower; and

         (d) Tariff Base has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6. If requested by the Administrative Agent, each Reference Bank must, as soon as practicable after publication by the Financial Services Authority, supply to the Administrative Agent the rate of charge payable by that Reference Bank to the Financial Services Authority under the Fees Rules for that financial year of the Financial Services Authority (calculated by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per (pound)1 million of the Tariff Base of that Reference Bank.

7. Each Lender must supply to the Administrative Agent the information required by it to make a calculation of the Additional Cost Rate for that Lender. In particular, each Lender must supply the following information on or prior to the date on which it becomes a Lender:

         (a)      the jurisdiction of its applicable branch office; and

         (b) any other information that the Administrative Agent reasonably requires for that purpose.

         Each Lender must promptly notify the Administrative Agent of any change to the information supplied to it under this paragraph.

8. The rates of charge of each Reference Bank for the purpose of E above are determined by the Administrative Agent based upon the information supplied to it under paragraphs 6 and 7 above and on the assumption that, unless a Lender notifies the Administrative Agent to the contrary, each Lender's obligations in relation to cash ratio deposits are the same as those of a typical bank from its jurisdiction of incorporation with a branch office in the same jurisdiction as its branch office.

9. The Administrative Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 6 and 7 above is true and correct in all respects.

10. The Administrative Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 6 and 7 above.

11. Any determination by the Administrative Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties to this Agreement.

12. The Administrative Agent may from time to time, after consultation with the Borrower and the Lenders, determine and notify to all parties to this Agreement any amendments which are required to be made to this
         Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties to this Agreement.

                                                                    SCHEDULE 3.3

                  CONSENTS, AUTHORIZATIONS, FILINGS AND NOTICES


                                      None.

                                                                       EXHIBIT A

                           FORM OF GUARANTY AGREEMENT

                                                                       EXHIBIT B

                           FORM OF CLOSING CERTIFICATE

                                                                       EXHIBIT C

                        FORM OF ASSIGNMENT AND ACCEPTANCE

                  Reference is made to the Third Amended and Restated Revolving Credit Agreement, dated as of November 15, 2005 (as amended, supplemented or otherwise modified prior to the Effective Date (as defined below), the "Agreement"), among BUNGE LIMITED FINANCE CORP. (the "Borrower"), the Lenders named therein, and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the "Agent"). Terms defined in the Agreement are used herein with the same meanings.

                  _______________ (the "Assignor") and ________________ (the
"Assignee") agree as follows:

                  1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date, a _____% interest (the "Assigned Interest") in and to the Assignor's rights and obligations under the Agreement with respect to those credit facilities contained in the Agreement as are set forth on Schedule 1 hereto (individually, an "Assigned Facility"; collectively, the "Assigned Facilities"), in a principal amount for each Assigned Facility as set forth on
Schedule 1 (the aggregate Dollar Equivalent amount of which is not less than $5,000,000.

                  2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement or any other instrument or document furnished pursuant thereto, other than that it has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, the Guarantor, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, the Guarantor, any of its Subsidiaries or any other obligor of any of their respective obligations under the Agreement or any other instrument or document furnished pursuant hereto or thereto; and (iii) attaches the promissory note(s) (if any) held by it evidencing the Assigned Facilities and (a) requests that the Agent (upon request by the Assignee) exchange such promissory note(s) for a new promissory note or promissory notes payable to the Assignee and (b) if the Assignor has retained any interest in the Assigned Facilities, requests that the Agent exchange the attached promissory note(s) for a new promissory note or promissory notes payable to the Assignor, in each case, in the amount which reflects the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

                  3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Agreement, together with copies of the financial statements delivered pursuant to subsections 5.1(f) and 5.1(g) thereof and subsection 8.1(a) of the Third Amended and Restated Guaranty, dated November 15, 2005, by Bunge Limited in favor of the Agent and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement or any other instrument or document furnished pursuant hereto or thereto; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms thereof, together with such powers as are incidental thereto; and (v) agrees that it will be bound by the provisions of the Agreement and will perform in accordance with its terms all the obligations which by the terms of the Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to subsection 2.13(d) of the Agreement to deliver the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Agreement, or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty.

                  4. The effective date of this Assignment and Acceptance shall be _________, 200_ (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance by it and recording by the Agent pursuant to subsection 8.6(c) of the Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Agent, be earlier than five (5) Business Days after the date of such acceptance and recording by the Agent).

                  5. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Effective Date or accrue on or subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

                  6. From and after the Effective Date, (i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and shall be bound by the provisions thereof and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Agreement.

                  7. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

                  IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of ________, 200_ by their respective duly authorized officers on Schedule 1 hereto.

                                   Schedule 1
                          to Assignment and Acceptance
      relating to the Third Amended and Restated Revolving Credit Agreement
       dated as of November 15, 2005, among BUNGE LIMITED FINANCE CORP., the Lenders named therein, and JPMORGAN CHASE BANK, N.A.,
            as administrative agent (in such capacity, the "Agent").

--------------------------------------------------------------------------------
Name of Assignor:

Name of Assignee:

Effective Date of Assignment:

-----------------------------------------------------------------------------------------
                               Dollar Equivalent         Commitment Percentage Assigned
                                of Principal         (to at least fifteen decimals)(shown
                                Amount Assigned           as a percentage of aggregate
                                                        principal amount of all Lenders)



------------------------- ------------------------- -------------------------------------
-----------------------------------------------------------------------------------------


Accepted:

[ASSIGNOR]                                  [ASSIGNEE]


By:__________________________________       By:_________________________________
     Name:                                       Name:
     Title:                                      Title:

Consented To:(1)/
JPMORGAN CHASE BANK, N.A.,                  BUNGE LIMITED FINANCE CORP.
as Agent

                                            By:_________________________________
By:__________________________________            Name:
     Name:                                       Title:
     Title:


____________________
(1) Consent of the Administrative Agent and the Borrower is required only with respect to assignments to a Person not then a Lender or a Lender Affiliate and any assignment of the Commitment to a Person that does not have a Commitment (except that the consent of the Borrower shall not be required for any assignment that occurs when an Event of Default shall have occurred and be continuing).

                                                                     EXHIBIT D-1

                                                                     EXHIBIT D-2

                                                                       EXHIBIT E

                          FORM OF EXEMPTION CERTIFICATE

                  Reference is made to the Third Amended and Restated Revolving Credit Agreement, dated as of November 15, 2005 (as amended, supplemented or otherwise modified from time to time, the "Revolving Credit Agreement") among BUNGE LIMITED FINANCE CORP., a Delaware corporation (the "Borrower"), the several banks and other financial institutions from time to time parties thereto (the "Lenders"), and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent"). Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Revolving Credit Agreement. _______________________ (the "Non-U.S. Lender") is providing this certificate pursuant to subsection 2.13(d) of the Credit Agreement. The Non-U.S. Lender hereby represents and warrants that:

                  1. The Non-U.S. Lender is the sole record and beneficial owner of the Loans or the obligations evidenced by Note(s) in respect of which it is providing this certificate.

                  2. The Non-U.S. Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code"). In this regard, the Non-U.S. Lender further represents and warrants that:

                  (a) the Non-U.S. Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and

                  (b) the Non-U.S. Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;

                  3. The Non-U.S. Lender is not a 10-percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code; and

                  4. The Non-U.S. Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

IN WITNESS WHEREOF, the undersigned has duly executed this certificate.


                                                   [NAME OF NON-U.S. LENDER]

                                                   By:  ________________________
                                                         Name:
                                                         Title:


Date: ___________________________________

                                                                       EXHIBIT F


                                     FORM OF
                         COMMITMENT INCREASE SUPPLEMENT


                  COMMITMENT INCREASE SUPPLEMENT, dated _________________ (this "Supplement"), to the Third Amended and Restated Revolving Credit Agreement, dated as of November 15, 2005 (as amended, supplemented or otherwise modified from time to time, the "Agreement"), among Bunge Limited Finance Corp. (the "Borrower"), the lenders parties thereto (the "Lenders"), JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the "Administrative Agent") for the Lenders, Citibank, N.A., as syndication agent, BNP Paribas, as documentation agent, Credit Suisse, as documentation agent, and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank International", New York Branch, as documentation agent.

                              W I T N E S S E T H :

                  WHEREAS, pursuant to subsection 2.1(b)(i) of the Agreement, the Borrower has the right, subject to the terms and conditions thereof, to effectuate from time to time an increase in the aggregate Commitments under the Agreement by requesting one or more Lenders to increase the amount of its Commitment;

                  WHEREAS, the Borrower has given notice to the Administrative Agent of its intention to increase the aggregate Commitments pursuant to such subsection 2.1(b)(i); and

                  WHEREAS, pursuant to subsection 2.1(b)(ii) of the Agreement, the undersigned Increasing Lender now desires to increase the amount of its Commitment under the Agreement by executing and delivering to the Borrower and the Administrative Agent a supplement to the Agreement in substantially the form of this Supplement;

                  NOW THEREFORE, each of the parties hereto hereby agrees as follows:

                  1. The undersigned Increasing Lender agrees, subject to the terms and conditions of the Agreement, that on the date this Supplement is accepted by the Borrower and acknowledged by the Administrative Agent it shall have its Commitment increased by $______________, thereby making the amount of its Commitment $______________.

                  2. The Borrower hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.

                  3. Terms defined in the Agreement shall have their defined meanings when used herein.

                  4. This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

                  5. This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

                  IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

                                           [INSERT NAME OF INCREASING LENDER]


                                           By:  ________________________________
                                                Name:
                                                Title:


Agreed and accepted this ____ day of
______________, ____.

BUNGE LIMITED FINANCE CORP.

By:____________________________
   Name:
   Title:


Acknowledged this ____ day of
______________, ____..

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:____________________________
   Name:
   Title:

                                                                       EXHIBIT G

                                     FORM OF
                          ADDITIONAL LENDER SUPPLEMENT


                  ADDITIONAL LENDER SUPPLEMENT, dated _________________ (this "Supplement"), to the Third Amended and Restated Revolving Credit Agreement, dated as of November 15, 2005 (as amended, supplemented or otherwise modified from time to time, the "Agreement"), among Bunge Limited Finance Corp. (the "Borrower"), the lenders parties thereto (the "Lenders"), JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the "Administrative Agent") for the Lenders, Citibank, N.A., as syndication agent, BNP Paribas, as documentation agent, Credit Suisse, as documentation agent, and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank International", New York Branch, as documentation agent.

                              W I T N E S S E T H :

                  WHEREAS, the Agreement provides in subsection 2.1(b)(ii) thereof that any financial institution, although not originally a party thereto, may become a party to the Agreement following consultation by the Borrower with the Administrative Agent, by executing and delivering to the Borrower and the Administrative Agent a supplement to the Agreement in substantially the form of this Supplement; and

                  WHEREAS, the undersigned Additional Lender was not an original party to the Agreement but now desires to become a party thereto;

                  NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

                  1. The undersigned Additional Lender agrees to be bound by the provisions of the Agreement and agrees that it shall, on the date this Supplement is accepted by the Borrower and acknowledged by the Administrative Agent, become a Lender for all purposes of the Agreement to the same extent as if originally a party thereto, with a Commitment of $_______________.

                  2. The undersigned Additional Lender (a) represents and warrants that it is legally authorized to enter into this Supplement;
         (b) confirms that it has received a copy of the Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 5.1(f) and (g) thereof, as applicable, and has reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and
         (e) agrees that it will be bound by the provisions of the Agreement and will perform in accordance with its terms all the obligations which by the terms of the Agreement are required to be performed by it as a Lender.

                  3. The undersigned's address for notices for the purposes of the Agreement is as follows:

                  4. The Borrower hereby represents and warrants that no Default of Event of Default has occurred and is continuing on and as of the date hereof.

                  5. Terms defined in the Agreement shall have their defined meanings when used herein.

                  6. This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

                  7. This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

                  IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.


                                           [INSERT NAME OF ADDITIONAL LENDER]


                                           By:  ________________________________
                                                Name:
                                                Title:

Agreed and accepted this ____ day of
______________, ____.

BUNGE LIMITED FINANCE CORP.

By:____________________________
   Name:
   Title:


Acknowledged this ____ day of
______________, ____.

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:____________________________
   Name:
   Title: